Exhibit 23.2

Deloitte Touche Tohmatsu

ABN 74 490 121 060

Woodside Plaza

Level 14

240 St Georges Terrace

Perth WA 6000

GPO Box A46

Perth WA 6837 Australia

DX 206

Tel: +61 (0) 8 9365 7000

Fax: +61 (0) 8 9365 7001

www.deloitte.com.au

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 by TransAtlantic Petroleum Ltd. of our report dated 13 May 2009, relating to the consolidated financial statements of Incremental Petroleum Limited, appearing in the Prospectus filed on 12 May 2010, and to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE TOUCHE TOHMATSU

9 June 2010